Calculation of Filing Fee Tables
S-8
Aligos Therapeutics, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.0001 par value per share	Other	500,000	$ 3.66	$ 1,830,000.00	0.0001381	$ 252.72
Total Offering Amounts:						$ 1,830,000.00		$ 252.72
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 252.72
Offering Note
[1]	(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's Common Stock ("Common Stock") that become issuable under the Registrant's 2020 Employee Stock Purchase Plan (the "ESPP") by reason of any stock dividend, stock split or similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of Common Stock. (2) Represents shares of Common Stock that were added to the shares authorized for issuance under the ESPP on June 25, 2026. (3) Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee, on the basis of $3.66 per share, which is 85% of the average of the high and low prices of the Common Stock on July 31, 2026, as reported on the Nasdaq Capital Market. Pursuant to the ESPP, the purchase price of the shares of Common Stock reserved for issuance thereunder is 85% of the lower of the fair market value of a share of Common Stock on the first trading day of the applicable offering period or on the exercise date. (4) The Registrant does not have any fee offsets.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources